UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BioAmber Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0601045
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8 Telephone: (514) 844-8000

3850 Annapolis Lane North, Suite 180 Plymouth, Minnesota Telephone: (763) 253-4480	55447
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share Common Stock Purchase Warrants	New York Stock Exchange Professional Segment of NYSE Euronext in Paris

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-177917

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 5, 2013 and amended by Amendment No. 1 filed on May 9, 2013 and is being filed by the Registrant to (i) deregister the Registrant’s units which ceased trading on the New York Stock Exchange (“NYSE”) when the Registrant’s common stock and warrants began trading separately on the NYSE under the symbols “BIOA” and “BIOA.WS,” respectively, on June 10, 2013 and (ii) add the Professional Segment of the NYSE Euronext Paris as an exchange on which the Registrant’s common stock is registered.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s common stock, $0.01 par value per share, and warrants, reference is made to the information set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-177917) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is incorporated herein by reference. The descriptions of the Registrant’s common stock or warrants included in any prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOAMBER INC.

Date: June 10, 2013	By:	/s/ Jean-François Huc
Jean-François Huc President and Chief Executive Officer